EXHIBIT 24
                        POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Aluminum Company of America (the "Company") hereby constitutes and appoints JAN H. M. HOMMEN, EARNEST J. EDWARDS and BARBARA S. JEREMIAH, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of up to $300,000,000 of securities, including but not limited to, debt, convertible, common, preferred or hybrid securities of the Company, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned Directors of the Company in the capacity of Director thereof to any registration statement to be filed with the Securities and Exchange Commission in respect of said securities, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effective amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite the names below.

/s/ KENNETH W. DAM
Kenneth W. Dam                                November 16, 1995

/s/ JOHN P. DIESEL
John P. Diesel                                November 16, 1995

/s/ JOSEPH T. GORMAN
Joseph T. Gorman                              November 16, 1995

/s/ JUDITH M. GUERON
Judith M. Gueron                              November 16, 1995

/s/ SIR RONALD HAMPEL
Sir Ronald Hampel                             November 16, 1995

/s/ JOHN P. MULRONEY
John P. Mulroney                              November 16, 1995

/s/ SIR ARVI PARBO
Sir Arvi Parbo                                November 16, 1995

/s/ HENRY B. SCHACHT
Henry B. Schacht                              November 16, 1995

/s/ FORREST N. SHUMWAY
Forrest N. Shumway                            November 16, 1995

/s/ FRANKLIN A. THOMAS
Franklin A. Thomas                            November 16, 1995

/s/ MARINA v.N. WHITMAN
Marina v.N. Whitman                           November 16, 1995